EXHIBIT 99.1

EaglePicher Incorporated

Contact: Tom Pilholski (602) 794-9600

EAGLEPICHER HOLDINGS, INC. ANNOUNCES POSTING OF
PRELIMINARY UNAUDITED FOURTH QUARTER AND FULL YEAR
FISCAL YEAR 2003 FINANCIAL RESULTS AND 2004 OUTLOOK GUIDANCE

     PHOENIX, Arizona, December 17, 2003 – EaglePicher Holdings, Inc. announces the posting of preliminary unaudited fourth quarter and full year fiscal year 2003 financial results and 2004 outlook guidance on its web site at http://www.eaglepicher.com/EaglePicherInternet/About_EaglePicher/InvestorRelations.htm.

EaglePicher Incorporated, founded in 1843 and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semiconductor and commercial applications worldwide. The company has 4,000 employees and operates more than 30 plants in the United States, Canada, Mexico, the U.K. and Germany. Additional information on the company is available on the Internet at www.eaglepicher.com.

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